Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Tripath Technology Inc.

San Jose, CA

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 29, 2004, relating to the consolidated financial statements of Tripath Technology Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

San Francisco, CA

August 6, 2004